                                                                    Exhibit 99.4

                           EXCEL SWITCHING CORPORATION

                 SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                  AS OF DECEMBER 27, 1997 AND DECEMBER 31, 1998
                         TOGETHER WITH AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON
                 SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS



To Excel Switching Corporation:

We have audited the accompanying supplemental consolidated balance sheets of Excel Switching Corporation (a Massachusetts corporation) and subsidiaries as of December 27, 1997 and December 31, 1998, and the related supplemental consolidated statements of income, stockholders' equity and comprehensive income and cash flows for each of the three years in the period then ended. The supplemental consolidated financial statements give retroactive effect to the merger with RAScom, Inc. and subsidiary (RAScom) on May 10, 1999, which has been accounted for as a pooling of interests, as described in Note 1. These supplemental financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these supplemental financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the supplemental financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the supplemental financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the supplemental consolidated financial statements referred to above present fairly, in all material respects, the financial position of Excel Switching Corporation and subsidiaries as of December 27, 1997 and December 31, 1998, and the results of their operations and their cash flows for each of the three years in the period then ended, after giving retroactive effect to the merger with RAScom, as described in Note 1, all in conformity with generally accepted accounting principles.


                                         ARTHUR ANDERSEN LLP




Boston, Massachusetts
May 24, 1999

                           EXCEL SWITCHING CORPORATION

                    SUPPLEMENTAL CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share and per share data)


                                     ASSETS


                                                                   DECEMBER 27, DECEMBER 31,  MARCH 31,
                                                                      1997         1998         1999
                                                                                             (UNAUDITED)
CURRENT ASSETS:
   Cash and cash equivalents                                       $  55,499    $  64,877    $  59,447
   Marketable securities                                              66,929       55,579       66,965
   Accounts receivable, net of reserves of $1,420, $2,228 and
     $2,728 in 1997, 1998 and 1999, respectively                      14,454       31,425       36,608
   Inventories                                                         5,285        6,800       10,565
   Prepaid taxes                                                         122           --           --
   Deferred tax asset                                                  6,141        8,534        8,503
   Other current assets                                                1,402        2,325        4,576
                                                                   ---------    ---------    ---------

         Total current assets                                        149,832      169,540      186,664

PROPERTY AND EQUIPMENT, NET                                           11,063       19,753       21,997

DEFERRED TAX ASSET                                                     2,926        7,642       11,221

INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION                        --        9,702        9,360

OTHER ASSETS                                                              --          766        1,480
                                                                   ---------    ---------    ---------

                                                                   $ 163,821    $ 207,403    $ 230,722
                                                                   ---------    ---------    ---------
                                                                   ---------    ---------    ---------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of long-term obligations                     $   4,412    $   3,408    $   4,262
   Accounts payable                                                    4,881        4,922        9,969
   Accrued expenses                                                   12,758       20,135       17,401
   Accrued income taxes                                                3,606        6,052        8,223
   Deferred revenue                                                       --        1,047        1,481
   Recourse obligation related to lease financing program                 --           --        8,495
                                                                   ---------    ---------    ---------

         Total current liabilities                                    25,657       35,564       49,831

DEFERRED INCOME TAXES                                                     --           --           --

LONG-TERM OBLIGATIONS, LESS CURRENT MATURITIES                           307        4,858        3,958

COMMITMENTS (Note 13)

REDEEMABLE CONVERTIBLE PREFERRED STOCK, AT REDEMPTION VALUE-
     Authorized--10,696,402 shares
     Issued and outstanding--10,696,402 shares at December 27,
       1997, December 31, 1998 and March 31, 1999                     18,797       20,315       20,719

STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value-
     Authorized--10,000,000 shares; no shares issued and
     outstanding                                                          --           --           --
   Common stock, $.01 par value-
     Authorized--100,000,000 shares
     Issued and outstanding--32,777,698, 34,218,309 and
       34,665,766 shares at December 27, 1997, December 31, 1998
       and March 31, 1999, respectively                                  328          342          347
   Additional paid-in capital                                         88,154      102,165      106,750
   Deferred compensation                                                (491)        (747)        (700)
   Accumulated other comprehensive income                                (38)         143          (12)
   Retained earnings                                                  31,107       44,763       49,829
                                                                   ---------    ---------    ---------

         Total stockholders' equity                                  119,060      146,666      156,214
                                                                   ---------    ---------    ---------

                                                                   $ 163,821    $ 207,403    $ 230,722
                                                                   ---------    ---------    ---------
                                                                   ---------    ---------    ---------



        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE SUPPLEMENTAL
                       CONSOLIDATED FINANCIAL STATEMENTS.

                           EXCEL SWITCHING CORPORATION

                 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)


                                             FISCAL YEARS ENDED              THREE MONTHS ENDED
                                    DECEMBER 28, DECEMBER 27, DECEMBER 31,  MARCH 28,    MARCH 31,
                                       1996         1997        1998          1998         1999
                                                                                (UNAUDITED)

REVENUES                            $  62,265    $  91,623    $ 129,339    $  27,105    $  37,340

COST OF REVENUES                       24,552       29,043       41,754        9,122       12,217
                                    ---------    ---------    ---------    ---------    ---------

         Gross profit                  37,713       62,580       87,585       17,983       25,123
                                    ---------    ---------    ---------    ---------    ---------

OPERATING EXPENSES:
   Engineering, research and
     development                       12,346       16,061       26,363        5,540        8,522
   Selling and marketing                7,939       14,797       20,872        5,041        5,696
   General and administrative           6,967        9,139       12,755        2,908        3,508
   Acquired in-process research
     and development                       --           --        7,459         --           --
                                    ---------    ---------    ---------    ---------    ---------

         Total operating expenses      27,252       39,997       67,449       13,489       17,726
                                    ---------    ---------    ---------    ---------    ---------

         Income from operations        10,461       22,583       20,136        4,494        7,397

OTHER INCOME (EXPENSE):
   Interest income and other
     expense, net                         223        2,040        6,576        1,728        1,342
   Interest expense                      (517)        (464)        (324)         (11)        (134)
                                    ---------    ---------    ---------    ---------    ---------

         Total other income
         (expense)                       (294)       1,576        6,252        1,717        1,208
                                    ---------    ---------    ---------    ---------    ---------

         Income before provision
         for income taxes              10,167       24,159       26,388        6,211        8,605

PROVISION FOR INCOME TAXES              4,077        9,425       11,214        2,341        3,135
                                    ---------    ---------    ---------    ---------    ---------


NET INCOME                          $   6,090    $  14,734    $  15,174    $   3,870    $   5,470
                                    ---------    ---------    ---------    ---------    ---------
                                    ---------    ---------    ---------    ---------    ---------

PREFERRED STOCK DIVIDENDS           $     263    $     903    $   1,518    $     379    $     404
                                    ---------    ---------    ---------    ---------    ---------
                                    ---------    ---------    ---------    ---------    ---------

NET INCOME AVAILABLE TO COMMON
STOCKHOLDERS                        $   5,827    $  13,831    $  13,656    $   3,491    $   5,066
                                    ---------    ---------    ---------    ---------    ---------
                                    ---------    ---------    ---------    ---------    ---------

BASIC EARNINGS PER SHARE            $     .21    $     .48    $     .41    $     .11    $     .15
                                    ---------    ---------    ---------    ---------    ---------
                                    ---------    ---------    ---------    ---------    ---------


DILUTED EARNINGS PER SHARE          $     .18    $     .42    $     .38    $     .10    $     .13
                                    ---------    ---------    ---------    ---------    ---------
                                    ---------    ---------    ---------    ---------    ---------

BASIC WEIGHTED AVERAGE SHARES
OUTSTANDING                            28,253       28,939       33,406       32,832       34,476
                                    ---------    ---------    ---------    ---------    ---------
                                    ---------    ---------    ---------    ---------    ---------

DILUTED WEIGHTED AVERAGE SHARES
OUTSTANDING                            33,025       35,101       40,313       39,983       41,118
                                    ---------    ---------    ---------    ---------    ---------
                                    ---------    ---------    ---------    ---------    ---------



        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE SUPPLEMENTAL
                       CONSOLIDATED FINANCIAL STATEMENTS.

                           EXCEL SWITCHING CORPORATION

 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK,
                  STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                        (in thousands, except share data)



                                                       REDEEMABLE CONVERTIBLE
                                                           PREFERRED STOCK             COMMON STOCK          ADDITIONAL
                                                     NUMBER OF      REDEMPTION     NUMBER OF    $.01 PAR      PAID-IN
                                                      SHARES          AMOUNT        SHARES       VALUE        CAPITAL
BALANCE, DECEMBER 31, 1995                                   --      $    --       28,089,600    $281       $    667
  Issuance of common stock                                   --           --          178,000       2              2
  Issuance of preferred stock, net of issuance
    costs of approximately $99                        5,740,287        7,676               --      --             --
  Compensation expense associated with stock
    options                                                  --           --               --      --             --
  Forfeiture of stock options with deferred
    compensation                                             --           --               --      --            (20)
  Accretion of preferred stock dividends                     --          263               --      --             --
  Net income                                                 --           --               --      --             --
                                                     ----------       ------       ----------    ----       --------

  Comprehensive income--1996

BALANCE, DECEMBER 28, 1996                            5,740,287        7,939       28,267,600     283            649
  Compensation expense associated with stock
    options                                                  --           --               --      --            424
  Exercise of stock options                                  --           --           10,098      --             20
  Proceeds of initial public offering of common
    stock, net of approximately $7,394 in issuance
    costs                                                    --           --        4,500,000      45         87,061
  Issuance of preferred stock, net of issuance
    costs of approximately $44                        4,956,115        9,955               --      --             --
  Accretion of preferred stock dividends                     --          903               --      --             --
  Unrealized loss on investments, net of $33 of
    taxes                                                    --           --               --      --             --
  Foreign currency translation adjustment                    --           --               --      --             --
  Net income                                                 --           --               --      --             --
                                                     ----------       ------       ----------    ----       --------

  Comprehensive income--1997

BALANCE, DECEMBER 27, 1997                           10,696,402       18,797       32,777,698     328         88,154
  Compensation expense associated with stock
    options                                                  --           --               --      --            466
  Exercise of stock options                                  --           --        1,420,373      14          1,558
  Issuance of common stock under employee stock
    purchase plan                                            --           --           20,238      --            361
  Tax benefit from exercise of stock options                 --           --               --      --         11,626
  Accretion of preferred stock dividends                     --        1,518               --      --             --
  Foreign currency translation adjustment                    --           --               --      --             --
  Unrealized gain on investments, net of $51 of
    taxes                                                    --           --               --      --             --
  Net income                                                 --           --               --      --             --
                                                     ----------       ------       ----------    ----       --------

  Comprehensive income--1998

BALANCE, DECEMBER 31, 1998                           10,696,402       20,315       34,218,309     342        102,165

  Compensation expense associated with stock
   options                                                   --           --               --      --             51
  Exercise of stock options                                  --           --          437,400       5            480
  Issuance of common stock under employee stock
    purchase plan                                            --           --           10,057      --            214
  Tax benefit from exercise of stock options                 --           --               --      --          3,840
  Accretion of preferred stock dividends                     --          404               --      --             --
  Foreign currency translation adjustment                    --           --               --      --             --
  Unrealized gain on investments, net of $93 of
    taxes                                                    --           --               --      --             --
  Net income                                                 --           --               --      --             --
                                                     ----------       ------       ----------    ----       --------

  Comprehensive income--March 31, 1999

BALANCE, MARCH 31, 1999 (UNAUDITED)                  10,696,402      $20,719       34,665,766    $347       $106,750
                                                     ----------       ------       ----------    ----       --------
                                                     ----------       ------       ----------    ----       --------



        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE SUPPLEMENTAL
                       CONSOLIDATED FINANCIAL STATEMENTS.

                           EXCEL SWITCHING CORPORATION

 SUPPLEMENTAL CONSOLIDATED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK,
                  STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                        (in thousands, except share data)

                                   (Continued)



                                                                    ACCUMULATED
                                                                       OTHER
                                                       DEFERRED     COMPREHENSIVE    RETAINED              COMPREHENSIVE
                                                     COMPENSATION      INCOME        EARNINGS     TOTAL        INCOME
BALANCE, DECEMBER 31, 1995                              $(272)         $  --         $11,449    $ 12,125      $    --
  Issuance of common stock                                 --             --              --           4           --
  Issuance of preferred stock, net of issuance
    costs of approximately $99                             --             --              --          --           --
  Compensation expense associated with stock
    options                                                73             --              --          73           --
  Forfeiture of stock options with deferred
    compensation                                            7             --              --         (13)          --
  Accretion of preferred stock dividends                   --             --            (263)       (263)          --
  Net income                                               --             --           6,090       6,090        6,090
                                                        -----          ------        -------     -------      -------

  Comprehensive income--1996                                                                                  $ 6,090
                                                                                                              -------
                                                                                                              -------

BALANCE, DECEMBER 28, 1996                               (192)            --          17,276      18,016
  Compensation expense associated with stock
    options                                              (299)            --              --         125           --
  Exercise of stock options                                --             --              --          20           --
  Proceeds of initial public offering of common
    stock, net of approximately $7,394 in issuance
    costs                                                  --             --              --      87,106           --
  Issuance of preferred stock, net of issuance
    costs of approximately $44                             --             --              --          --           --
  Accretion of preferred stock dividends                   --             --            (903)       (903)          --
  Unrealized loss on investments, net of $33 of
    taxes                                                  --            (20)             --         (20)         (20)
  Foreign currency translation adjustment                  --            (18)             --         (18)         (18)
  Net income                                               --             --          14,734      14,734       14,734
                                                        -----          ------        -------     -------      -------

  Comprehensive income--1997                                                                                  $14,696
                                                                                                              -------
                                                                                                              -------

BALANCE, DECEMBER 27, 1997                               (491)           (38)         31,107     119,060
  Compensation expense associated with stock
    options                                              (256)            --              --         210           --
  Exercise of stock options                                --             --              --       1,572           --
  Issuance of common stock under employee stock
    purchase plan                                          --             --              --         361           --
  Tax benefit from exercise of stock options               --             --              --      11,626           --
  Accretion of preferred stock dividends                   --             --          (1,518)     (1,518)          --
  Foreign currency translation adjustment                  --             54              --          54           54
  Unrealized gain on investments, net of $51 of
    taxes                                                  --            127              --         127          127
  Net income                                               --             --          15,174      15,174       15,174
                                                        -----          ------        -------     -------      -------

  Comprehensive income--1998                                                                                  $15,355
                                                                                                              -------
                                                                                                              -------
BALANCE, DECEMBER 31, 1998                               (747)           143          44,763     146,666
  Compensation expense associated with stock
    options                                                47             --              --          98           --
  Exercise of stock options                                --             --              --         485           --
  Issuance of common stock under employee stock
    purchase plan                                          --             --              --         214           --
  Tax benefit from exercise of stock options               --             --              --       3,840           --
  Accretion of preferred stock dividends                   --             --            (404)       (404)          --
  Foreign currency translation adjustment                  --            (99)             --         (99)         (99)
  Unrealized gain on investments, net of $93 of
    taxes                                                  --            (56)             --         (56)         (56)
  Net income                                               --             --           5,470       5,470        5,470
                                                        -----          ------        -------     -------      -------

  Comprehensive income--March 31, 1999                                                                        $ 5,315
                                                                                                              -------
                                                                                                              -------

BALANCE, MARCH 31, 1999 (UNAUDITED)                     $(700)          $(12)        $49,829    $ 156,214
                                                        -----          ------        -------     -------
                                                        -----          ------        -------     -------



        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE SUPPLEMENTAL
                       CONSOLIDATED FINANCIAL STATEMENTS.

                           EXCEL SWITCHING CORPORATION

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)



                                                                FISCAL YEARS ENDED             THREE MONTHS ENDED
                                                     DECEMBER 28, DECEMBER 27, DECEMBER 31,  MARCH 28,   MARCH 31,
                                                         1996        1997         1998         1998        1999
                                                                                                   (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                         $  6,090    $ 14,734     $ 15,174     $  3,870     $  5,470
   Adjustments to reconcile net income to net cash
   provided by operating activities-
     Acquired in-process research and development           --          --        7,459
     Depreciation and amortization                       1,251       2,543        4,261          815        1,272
     Unrealized (loss) gain on investments                  --         (20)         127           18          (56)
     Deferred income taxes                              (4,463)     (4,098)      (7,553)      (1,339)      (3,548)
     Deferred revenue                                       --          --        1,000           --          434
     Compensation expense associated with stock
       options                                              60         125          210           39           98
     Changes in assets and liabilities, net of
       acquisitions-
       Accounts receivable                              (2,210)     (3,935)     (16,639)      (1,163)      (5,183)
       Inventories                                        (409)      2,180       (1,394)        (947)      (3,765)
       Prepaid taxes                                       401        (122)         122          122           --
       Other current assets                               (259)     (1,089)        (925)        (619)      (2,251)
       Accounts payable                                 (2,163)      2,676         (702)         786        5,047
       Accrued expenses                                  4,129       6,536        6,020        2,377       (2,734)
       Accrued income taxes                              2,350         959       13,792        1,005        6,011
                                                      --------    --------     --------     --------     --------

         Net cash provided by operating activities       4,777      20,489       20,952        4,964          795
                                                      --------    --------     --------     --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment, net             (4,520)     (4,260)     (12,109)      (3,028)      (3,174)
   Purchases of marketable securities, net                  --     (66,929)      11,350         (430)     (11,386)
   Change in other assets                                   (8)          8         (754)          --         (714)
   Cash paid for acquisitions, net of cash acquired         --          --       (7,437)          --           --
                                                      --------    --------     --------     --------     --------

         Net cash used in investing activities          (4,528)    (71,181)      (8,950)      (3,458)     (15,274)
                                                      --------    --------     --------     --------     --------



        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE SUPPLEMENTAL
                       CONSOLIDATED FINANCIAL STATEMENTS.

                           EXCEL SWITCHING CORPORATION

               SUPPLEMENTAL CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)

                                   (Continued)



                                                                FISCAL YEARS ENDED             THREE MONTHS ENDED
                                                     DECEMBER 28,  DECEMBER 27,  DECEMBER 31,  MARCH 28,   MARCH 31,
                                                         1996         1997          1998         1998        1999
                                                                                                   (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
   Lease program recourse obligation                      --             --             --            --     8,495
   Proceeds from issuance of long-term obligations     1,246            459             --            --        --
   Payments on long-term obligations                    (601)          (674)        (4,611)       (3,229)      (46)
   Proceeds from issuance of preferred stock           7,676          9,955             --            --        --
   Proceeds from issuance of common stock                  4         87,106             --            --        --
   Proceeds from exercise of stock options                --             20          1,572            70       485
   Issuance of common stock under employee stock
     purchase plan                                        --             --            361            --       214
                                                      ------        -------        -------       -------    ------

         Net cash provided by financing activities     8,325         96,866         (2,678)       (3,159)    9,148
                                                      ------        -------        -------       -------    ------

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
EQUIVALENTS                                               --            (18)            54            21       (99)

NET INCREASE (DECREASE) IN CASH AND CASH
EQUIVALENTS                                            8,574         46,156          9,378        (1,632)   (5,430)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD           770          9,343         55,499        55,499    64,877
                                                      ------        -------        -------       -------    ------

CASH AND CASH EQUIVALENTS, END OF PERIOD              $9,344        $55,499        $64,877       $53,867   $59,447
                                                      ------        -------        -------       -------    ------
                                                      ------        -------        -------       -------    ------

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year for-
     Interest                                         $  490        $   424        $   324       $    31   $   356
                                                      ------        -------        -------       -------    ------
                                                      ------        -------        -------       -------    ------

     Taxes                                            $5,951        $13,271        $ 4,131       $ 2,545   $   612
                                                      ------        -------        -------       -------    ------
                                                      ------        -------        -------       -------    ------


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND
FINANCING ACTIVITIES:
   Accretion of preferred stock dividends             $  263        $   903        $ 1,518       $   379   $   404
                                                      ------        -------        -------       -------    ------
                                                      ------        -------        -------       -------    ------

   Acquisition of property and equipment under
     capital lease obligations                        $  489        $    --        $    --       $    --   $    --
                                                      ------        -------        -------       -------    ------
                                                      ------        -------        -------       -------    ------

   During 1998, the Company acquired Quantum
   Telecom Solutions, Inc. and XNT Systems,
   Inc., as described in Note 2.  These
   acquisitions are summarized as follows:

   Fair value of assets acquired, excluding cash                                   $18,470
   Cash paid, net of cash acquired                                                  (7,437)
                                                                                   -------
         Liabilities assumed and promissory notes
            issued                                                                 $11,033
                                                                                   -------
                                                                                   -------



        THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE SUPPLEMENTAL
                       CONSOLIDATED FINANCIAL STATEMENTS.

                           EXCEL SWITCHING CORPORATION

             NOTES TO SUPPLEMENTAL CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998




(1)    OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

       Excel Switching Corporation (Excel) is a leading provider of open switching platforms for telecommunications networks worldwide. Excel develops, manufactures, markets and supports a family of open, programmable, carrier-class switches that address the complex enhanced services and wireless and wireline infrastructure needs of network providers. Excel sells to a variety of customers in the worldwide telecommunications market, including applications developers, original equipment manufacturers (OEMs), system integrators and network service providers.

       On May 10, 1999, Excel acquired RAScom, Inc. and subsidiary (RAScom), a company that develops, manufactures, markets and supports a comprehensive line of open system, remote access servers. Excel exchanged 1,021,187 shares of common stock of all the outstanding shares of RAScom common stock, and exchanged options to purchase 78,753 shares of Excel for all the outstanding options of RAScom; 102,122 of the shares issued were placed into escrow as security for indemnification obligations of RAScom relating to representations, warranties and tax matters. This merger will be accounted for as a pooling of interests. Generally accepted accounting principles do not allow for restatement of historical financial statements for a pooling of interests transaction until results that include post-merger activity have been issued. These accompanying supplemental financial statements have been retroactively restated to reflect the transaction as if Excel and RAScom (the Company) had operated as one entity since inception. The Company has incurred approximately $1.8 million of merger-related costs, which will be included in the 1999 consolidated statement of income during the period in which the merger was completed.

       The accompanying supplemental consolidated financial statements reflect the application of certain accounting policies, as described below and elsewhere in these notes to supplemental consolidated financial statements.

       (a)    PRINCIPLES OF CONSOLIDATION

              These supplemental consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated in consolidation.

       (b)    INTERIM FINANCIAL STATEMENTS

              The accompanying supplemental consolidated financial statements as of March 31, 1999 and for the three months ended March 28, 1998 and March 31, 1999 are unaudited, but in the opinion of management, include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted with respect to these unaudited financial statements, although the Company believes that the disclosures included are adequate to make the information presented not misleading. Results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999.

       (c)    CHANGE IN FISCAL YEAR-END

              During 1998, the Company elected to change its fiscal year-end from the last Saturday in December to December 31 to better synchronize its fiscal periods with the majority of its customers and suppliers. RAScom's fiscal year has always ended on December
              31. In the accompanying supplemental consolidated financial statements, 1996 refers to the fiscal year ended December 28, 1996 for Excel and December 31, 1996 for RAScom; 1997 refers to the fiscal year ended December 27, 1997 for Excel and December 31, 1997 for RAScom; and 1998 refers to the fiscal year ended December 31, 1998 for both Excel and RAScom.

       (d)    MANAGEMENT ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

              The market for telecommunications equipment in which the Company operates can be characterized as rapidly changing because of several factors including technological advancements, the introduction of new products and services by the Company and its competitors, and the increasing demands placed on equipment in worldwide telecommunications networks. Significant assets and liabilities with reported amounts based on estimates include accounts receivable, inventory, intangible assets and accrued expenses for post sale support costs, warranty costs and sales returns and allowances. While the Company believes its estimates are adequate, actual results could differ from those estimates.

       (e)    REVENUE RECOGNITION

              Revenue is generally recognized when all significant contractual obligations have been satisfied and collection of the resulting receivable is reasonably assured. Revenue from product sales is recognized at time of delivery and acceptance, and after consideration of all the terms and conditions of the customer contract. Revenue from sales-type leases is recognized at the date of shipment, net of reserves for uncollectable amounts. Revenue from operating leases or leases for which the collection of the lease payments is not predicable is recognized ratably over the lease term, and the related equipment is depreciated using the straight-line method over its estimated useful life (see Note 6). Revenue from providing services and post-sale support are recognized at time of performance. The Company provides for anticipated product returns and warranty costs at the time of revenue recognition.

       (f)    SOURCES OF SUPPLY AND THIRD-PARTY MANUFACTURING RELATIONSHIPS

              Certain components used in the manufacture of the Company's products are currently available only from single- or sole-source suppliers. In addition, the Company relies on a limited number of third parties to manufacture certain other components and subassemblies. Shortages resulting from a change in arrangements with these suppliers and manufacturers could cause delays in manufacturing and product shipments and possible deferral or cancellation of customer orders.

       (g)    RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

              Research and development costs have been charged to operations as incurred. The Company believes its current process for developing software is essentially completed concurrently with the establishment of technological feasibility. Accordingly, no software development costs have been capitalized to date.

       (h)    CONCENTRATIONS OF CREDIT RISK

              Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents, marketable securities and trade accounts receivable. The Company's investments are in financial instruments of high quality. Concentration of credit risk with respect to trade accounts receivable is limited to customers to whom the Company makes significant sales. Two customers accounted for approximately 14% and 12%, respectively, of accounts receivable at December 27, 1997. Another customer accounted for approximately 11% of accounts receivable at December 31, 1998 (see Note 12). To control credit risk, the Company performs regular credit evaluations of its customers' financial condition and maintains allowances for potential credit losses.

       (i)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              The carrying amounts of the Company's cash and cash equivalents, marketable securities, accounts receivable and accounts payable approximate fair value because of the short-term nature of these instruments. Based on the borrowing rates currently available to the Company, the carrying amounts of debt issued during 1998 in connection with acquisitions approximate fair value.

       (j)    EARNINGS PER SHARE

              Basic earnings per share was determined by dividing net income by the weighted average common shares outstanding during the period. Diluted earnings per share was determined by dividing net income by diluted weighted average shares outstanding. Diluted weighted shares outstanding reflects the dilutive effect, if any, of common stock options based on the treasury stock method and Redeemable Convertible Preferred Stock on an as-if-converted basis. The calculations of diluted weighted average shares outstanding exclude 459,800 and 141,600 common stock options in 1997 and 1998, respectively, and 126,400 and 27,700 common stock options for the three months ended March 28, 1998 and March 31, 1999, respectively, as their effect would be antidilutive. There were no antidilutive common stock options in 1996.

              The calculations of basic and diluted weighted average shares outstanding are as follows (in thousands):


                                                                  FISCAL YEARS                       THREE MONTHS

                                                        1996          1997          1998          1998          1999
                                                                                                     (UNAUDITED)
             Basic weighted average common shares
               outstanding                               28,253        28,939        33,406        32,832        34,476

             Weighted average common equivalent
               shares from stock options                  4,607         5,619         6,085         6,329         5,820

             Weighted average common equivalent
               shares from preferred stock                  165           543           822           822           822
                                                         ------        ------        ------        ------        ------

             Diluted weighted average shares
               outstanding                               33,025        35,101        40,313        39,983        41,118
                                                         ------        ------        ------        ------        ------
                                                         ------        ------        ------        ------        ------

       (k)    COMPREHENSIVE INCOME

              Comprehensive income represents the change in equity of a business enterprise resulting from transactions and other events and circumstances from nonowner sources. For fiscal years 1997 and 1998, and for the three months ended March 28, 1998 and March 31, 1999, the only differences between comprehensive income and net income relate to unrealized gains and losses on marketable securities, net of the related tax effect, and foreign currency translation adjustments.

              The following is a rollforward of accumulated comprehensive income to March 31, 1999 (unaudited):


                                                                       ACCUMULATED
                                     FOREIGN         UNREALIZED           OTHER
                                    CURRENCY          GAINS ON         COMPREHENSIVE
                                   TRANSLATION      INVESTMENTS          INCOME
Beginning balance                $    36          $   107           $     143
Current-period change                (99)             (56)               (155)
                                 -------          -------           ---------

Ending balance                   $   (63)         $    51           $     (12)
                                 -------          -------           ---------
                                 -------          -------           ---------


(2)    ACQUISITIONS

       On September 30, 1998 the Company acquired all of the outstanding capital stock of Quantum Telecom Solutions, Inc. (Quantum), a New Jersey based provider of switch-configuration software. The total consideration of $8.9 million consisted of approximately $5.4 million of cash plus the issuance of promissory notes totaling $3.5 million. On September 30, 1998, the Company also acquired all of the outstanding capital stock of XNT Systems, Inc. (XNT), a supplier of intelligent switch control and comprehensive call-processing and control software based in New Hampshire. The total consideration of $8.8 million consisted of cash payments of approximately $2.3 million plus the issuance of promissory notes totaling $4.7 million and the assumption of certain liabilities of XNT totaling approximately $1.8 million.

       These acquisitions were accounted for under the purchase method of accounting, and accordingly, the results of operations from the date of acquisition are included in the Company's supplemental consolidated statements of income. The fair market value of assets acquired and liabilities assumed was based on an independent appraisal. The portion of the purchase price allocated to in-process research and development was based on a risk-adjusted cash flow appraisal method and represents projects that had not yet reached technological feasibility and had no alternative future use. This portion of the purchase price was expensed upon consummation of the acquisitions.

       Based on the independent appraisal, the Company has allocated a portion of the purchase price to certain intangible assets. Intangible assets consist of the following at December 31, 1998 (in thousands):


                                    ESTIMATED
                                   USEFUL LIFE

Developed technology                  4 years        $     2,190
Assembled workforce                   5 years                350
Goodwill                             10 years              7,519
                                                     -----------

                                                          10,059

Less--accumulated amortization                               357
                                                     -----------

                                                     $     9,702
                                                     -----------
                                                     -----------


       The Company periodically reviews the realizability of its intangible assets and has not recorded any impairment of these assets to date. The following unaudited pro forma summary information presents the combined results of operations of the Company, Quantum and XNT as if the acquisitions had occurred at the beginning of 1997. This unaudited pro forma financial information is presented for informational purposes only and may not be indicative of the results of operations as they would have been if the Company, Quantum and XNT had been a single entity, nor is it necessarily indicative of the results of operations that may be expected in the future. Anticipated efficiencies from the consolidation of the Company, Quantum and XNT and the effects of the acquired in process research and development have been excluded from the amounts presented below (in thousands, except per share data).


                                          FISCAL YEARS                  THREE MONTHS
                                     1997        1998        1998           1999
                                                                         (UNAUDITED)

    Revenues                    $    96,370  $  132,403   $   27,998  $    37,340
    Net income                       15,612      21,495        3,410        5,882
    Earnings per share-
       Basic                    $      0.51  $     0.60   $      .09  $       .16
       Diluted                         0.44        0.53          .09          .14


(3)    CASH, CASH EQUIVALENTS AND MARKETABLE SECURITIES

       Cash equivalents are highly liquid investments with original maturities of three months or less. Marketable securities are highly liquid investment grade securities with original maturities of greater than three months. Investments purchased to be held for indefinite periods of time and not intended at the time of purchase to be held-to-maturity are classified as available-for-sale and reported at fair market value. At December 27, 1997, December 31, 1998 and March 31, 1999, the Company has classified all investments as available-for-sale. The unrealized gain on available-for-sale securities at December 31, 1998 was approximately $107,000, which has been recorded as other comprehensive income in stockholders' equity. During fiscal years 1997 and 1998, and during the three months ended March 28, 1998 and March 31, 1999, the Company realized net gains of $55,000, $3,000, $0 and $0, respectively, using the specific-identification method. No gains were realized during 1996. The Company's investments include time deposits, commercial paper, bankers' acceptances and corporate, state municipality and U.S.
       government debt and equity securities.

       Cash, cash equivalents and marketable securities consist of the following (in thousands):


                                                               DECEMBER 27,     DECEMBER 31,   MARCH 31,
                                                                  1997             1998          1999
                                                                                            (UNAUDITED)
           Cash and cash equivalents-
             Cash                                               $   2,286   $     2,532  $    13,157
             Money markets                                         16,691        15,189        9,520
             Time deposits                                          1,459             -            -
             Corporate debt securities                                  -         4,000        2,700
             Commercial paper                                      32,071        38,156       26,570
             State/municipal securities                                 -             -        2,500
             Bankers' acceptance                                    2,992             -            -
             Corporate equity securities                                -         5,000        5,000
                                                                ---------   -----------  -----------

                    Total cash and cash equivalents             $  55,499   $    64,877  $    59,447
                                                                ---------   -----------  -----------
                                                                ---------   -----------  -----------


           Marketable securities-
             Corporate debt securities                          $  26,935   $    23,334  $    34,710
             Time deposits                                          2,004             -            -
             U.S. government and agency debt securities            31,090           505          503
             Municipality debt securities                           2,000        27,134        1,548
             Commercial paper                                       4,900         4,606       30,204
                                                                ---------   -----------  -----------

                    Total marketable securities                 $  66,929   $    55,579  $    66,965
                                                                ---------   -----------  -----------
                                                                ---------   -----------  -----------


       The following table summarizes the remaining maturity of the Company's investments in debt securities as of December 31, 1998 (in thousands):


          One year or less                   $  46,761
          One to five years                     25,648
          Variable maturity                     25,326
                                             ---------

                                             $  97,735
                                             ---------
                                             ---------

(4)    INVENTORIES

       Inventories are valued at the lower of cost (first-in, first-out) or market. Work-in-process and finished goods consist of materials, labor and manufacturing overhead. Inventories consist of the following (in thousands):


                                   DECEMBER 27,    DECEMBER 31,   MARCH 31,
                                     1997            1998           1999
                                                                 (UNAUDITED)

            Raw materials            $      708   $    3,373   $   4,966
            Work-in-process               3,780        2,291       4,528
            Finished goods                  797        1,136       1,071
                                     ----------   ----------   ---------

                                     $    5,285   $    6,800   $  10,565
                                     ----------   ----------   ---------
                                     ----------   ----------   ---------


(5)    PROPERTY AND EQUIPMENT

       The Company provides for depreciation and amortization using both straight-line and accelerated methods by charges to operations in amounts that allocate the cost of the assets over their estimated useful lives.

       Property and equipment consists of the following (in thousands):


                                                DECEMBER 27,      DECEMBER 31,       MARCH 31,       ESTIMATED USEFUL
                                                    1997              1998             1999                LIVES
                                                                                    (UNAUDITED)
        Land                                       $      576       $     1,250      $     2,409            N/A
        Test equipment                                  4,561             8,776            9,668         2-5 years
        Office equipment, furniture and
           fixtures                                     4,077             8,045            8,323         2-7 years
        Buildings                                       3,991             7,763            7,414         40 years
        Building improvements                             573               680            1,029        7-40 years
        Assets under capital lease                        489               489              489          3 years
        Construction in progress (Note 13)              1,179             1,037            1,882            N/A
                                                   ----------       -----------      -----------
                                                       15,446            28,040           31,214

        Less--Accumulated depreciation and
           amortization                                 4,383             8,287            9,217
                                                   ----------       -----------      -----------

                                                   $   11,063       $    19,753      $    21,997
                                                   ----------       -----------      -----------
                                                   ----------       -----------      -----------


(6)    LEASE FINANCING PROGRAM

       In March 1999, the Company entered into an arrangement with a leasing company to enable the Company's customers to finance the purchase of Excel equipment. Under the terms of this arrangement, as amended, the Company has a recourse obligation in the amount of the greater of $1,000,000 or 20% of the aggregate net book value of annual equipment sales financed. In addition, the Company has a 100% recourse obligation for contracts funded for customers with certain credit ratings, as determined by the leasing company.

       During the first quarter of 1999, the Company sold approximately $7.9 million of equipment under this agreement to the leasing company. The leasing company leased this equipment to certain customers. In addition, the Company sold the leasing company an existing receivable of approximately $1.0 million. The Company's recourse obligation at March 31, 1999 is approximately $8.5 million, for which it has recorded a reserve of $8.5 million. Because of the credit ratings of certain of these customers and the related recourse obligations, the Company determined it would record the related $7.5 million of revenue ratably as the lease payments are received for the term of the lease or until such time as collection of the underlying lease payments can be reasonably assured.

(7)    LONG-TERM OBLIGATIONS

       Long-term obligations consist of the following (in thousands):


                                                DECEMBER 27,     DECEMBER 31,      MARCH 31,
                                                   1997             1998              1999
                                                                                  (UNAUDITED)
      Promissory notes payable--XNT                $       -       $     4,702       $    4,702
      Promissory notes payable--Quantum                    -             3,456            3,456
      Mortgage and Security Agreement                  2,386                 -                -
      Capital lease obligation--Building                 926                 -                -
      Real Estate Promissory Note                        460                 -                -
      Promissory note payable to a bank                  670                 -                -
      Other                                              277               108               62
                                                   ---------       -----------       ----------

                                                       4,719             8,266            8,220

      Less--Current maturities                          4,412             3,408           4,262
                                                   ---------       -----------       ----------

                                                   $     307       $     4,858       $    3,958
                                                   ---------       -----------       ----------
                                                   ---------       -----------       ----------


       In connection with the 1998 acquisition of XNT (see Note 2), the Company issued promissory notes in the amount of $4.7 million. Interest at a rate of 10% per annum is payable annually in arrears. The notes mature as follows: $1.5 million in September 1999 and $1.6 million each in September 2000 and 2001. Upon the occurrence of certain events, as defined, the maturity of principal amounts outstanding under the notes may be accelerated or decelerated.

       In connection with the 1998 acquisition of Quantum (see Note 2), the Company issued promissory notes in the amount of $3.5 million. Interest at a rate of 10% per annum is payable quarterly in arrears. The notes mature as follows: $1.8 million in September 1999, $900,000 in March 2000 and $756,000 in September 2000. Upon the occurrence of certain events, as defined, the maturity of principal amounts outstanding under the notes may be accelerated or decelerated.

       In 1995, the Company entered into a building capital lease obligation that included a purchase option exercisable beginning in August 1998 for $875,000. During 1998, the Company exercised this option.

       In January 1998, the Company repaid all outstanding obligations under the Mortgage and Security Agreement, promissory note payable and the Real Estate Promissory Note. Accordingly, all outstanding balances as of December 27, 1997 have been reflected as current liabilities in the accompanying December 27, 1997 supplemental consolidated balance sheet.

       Future maturities of the remaining long-term obligations as of December 31, 1998 are as follows (in thousands):

      1999                            $    3,408
      2000                                 3,257
      2001                                 1,601
                                      ----------

                                      $    8,266
                                      ----------
                                      ----------

(8)    LINE-OF-CREDIT ARRANGEMENT

       The Company has an unsecured line-of-credit arrangement with a bank to provide up to $15.0 million in financing. Borrowings under this line bear interest at either the bank's base rate (7.75% at December 31, 1998) or the Eurodollar rate (5.07% at December 31, 1998) plus 1.75%. The Company is required to maintain certain restrictive covenants under this agreement. This agreement expires September 30, 1999. There have been no borrowings outstanding under this agreement since the fiscal year ended 1996.

(9)    INCOME TAXES

       Deferred tax assets or liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates expected to be in effect when the differences reverse. The provision for income tax is based on pretax financial income.

The components of the provision for income taxes are as follows (in thousands):


                                                     FISCAL YEAR
                                         1996             1997              1998
      Current-
         Federal                    $     6,731      $     11,249      $    15,397
         State                            1,971             2,274            3,370
                                    -----------      ------------      -----------
                                          8,702            13,523           18,767
                                    -----------      ------------      -----------

      Deferred (prepaid)-
         Federal                         (4,112)           (3,788)          (6,059)
         State                             (513)             (310)          (1,494)
                                    -----------      ------------      -----------
                                         (4,625)           (4,098)          (7,553)
                                    -----------      ------------      -----------
               Total provision      $     4,077      $      9,425      $    11,214
                                    -----------      ------------      -----------
                                    -----------      ------------      -----------


A reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:


                                                                               FISCAL YEAR ENDED
                                                                  1996              1997              1998
      Income tax provision at federal statutory rate               34 %             35 %              35 %
      Increase (decrease) in tax resulting from-
         State tax provision, net of federal benefit                6               5                 3
         Research and development tax credits                       -              (2)               (3)
         Nondeductible acquired in-process research and
           development                                              -               -                 4
         Other                                                      -               1                 3
                                                                   --               --                --
               Effective tax rate                                  40 %             39 %              42 %
                                                                   --               --                --
                                                                   --               --                --



       The approximate income tax effect of each type of temporary difference composing the net deferred tax asset at December 27, 1997 and December 31, 1998 is as follows (in thousands):


                                                               DECEMBER 27,   DECEMBER 31,
                                                                   1997           1998
      Difference in inventory accounting method              $      (778)  $      (512)
      Nondeductible reserves                                       4,035         4,268
      Nondeductible accruals                                       2,401         3,372
      Depreciation and amortization                                    -         1,392
      Credit carryforwards                                           126           995
      Net operating loss carryforwards                             3,319         6,526
      Other temporary differences                                    (36)          135
                                                             -----------   -----------
               Net deferred tax asset                        $     9,067   $    16,176
                                                             -----------   -----------
                                                             -----------   -----------


       At December 31, 1998, the Company had net operating loss carryforwards for federal and state income tax purposes of approximately $17,034,000. The net operating loss carryforwards expire through 2018 and are subject to review and possible adjustment by the Internal Revenue Service (IRS). The Tax Reform Act of 1986 contains provisions that may limit the net operating loss carryforwards available to be used in any given year in the event of significant changes in ownership interest, as defined.

(10)   STOCKHOLDERS' EQUITY

       (a)    COMMON STOCK

              The Company has authorized 100,000,000 shares of common stock, par value of $.01 per share. At December 31, 1998, there were 13,155,674 shares of common stock reserved for future issuance under the Company's stock plans.

              In November 1997, the Company completed an initial public offering of 4,500,000 shares of common stock at a per share price of $21. The Company received proceeds of approximately $87.1 million, net of underwriting discounts and commissions and offering expenses of approximately $7.4 million.

       (b)    PREFERRED STOCK

              The Company has 10,000,000 shares of $.01 par value preferred stock authorized. The Board of Directors has the authority to issue such shares in one or more series and to fix the relative rights and preferences without further vote or action by the stockholders. Currently, the Board of Directors has no plans to issue any shares of preferred stock.

       (c)    REDEEMABLE CONVERTIBLE PREFERRED STOCK

              Prior to the merger between the two companies, RAScom had 10,696,402 shares of redeemable convertible preferred stock authorized and outstanding, of which 2,892,744 shares were designated Series A Redeemable Convertible Preferred Stock (Series
              A), 2,847,543 shares were designated Series B Redeemable Convertible Preferred Stock (Series B) and 4,956,115 shares were designated Series C Redeemable Convertible Preferred Stock (Series
              C). The Series A, B and C preferred stock are entitled to certain rights and preferences, including voting, cumulative dividends, liquidation, redemption and conversion, as defined in the Amended and Restated Articles of Incorporation of RAScom. Upon approval of the merger on May 10, 1999, all outstanding shares of redeemable convertible preferred stock plus cumulative dividends were converted to approximately 822,000 shares of Excel common stock.

(11)   STOCK OPTION PLANS

       Stock options are generally exercisable within 10 years of the original date of grant and vest over a period of up to five years from the date of grant. In some instances, options have been granted at exercise prices below the fair market value on the date of grant. The difference, if any, between the fair market value of shares of the Company's common stock and the exercise price of the option is recognized as compensation expense over the vesting term. During fiscal years 1996, 1997 and 1998, and during the three months ended March 28, 1998 and March 31, 1999, the Company recognized net compensation expense of approximately $60,000, $125,000, $189,000, $39,000 and $97,000, respectively.

       The Company has the following stock option and stock purchase plans:

       (a)    STOCK OPTION PROGRAM

              The Company has granted nonqualified stock options to purchase shares of its common stock at exercise prices generally determined to be at fair market value by the Company's Board of Directors on the date of grant. In November 1997, this program was terminated. There are 9,472,545 options outstanding under this program as of December 31, 1998.

       (b)    1997 STOCK OPTION PLAN

              Under the terms of the 1997 Stock Option Plan (1997 Plan), incentive and nonqualified stock options may be granted to employees consultants and directors to purchase an aggregate of 5,000,000 shares of common stock. During 1998, the Company granted 1,567,200 options under the 1997 Plan, of which 1,557,800 options were outstanding at December 31, 1998.

       (c)    DIRECTOR OPTION PLAN

              The Company's Non-Employee Director Stock Option Plan (Director Option Plan) provides for the grant of options to purchase an aggregate 225,000 shares of common stock to nonemployee directors of the Company. Each such director will be granted an option to purchase 30,000 shares upon election to the Board of Directors. In addition, each such director will be automatically granted an option to purchase 15,000 shares in each of the two years following the date such person becomes a director. These options will vest 1/3 on grant date, 1/3 one year from grant date and 1/3 two years from grant date. The Plan was amended in May 1999 to terminate the initial grant of options to purchase 30,000 shares and the grant of 15,000 additional shares at each of the next two anniversary dates. Commencing January 1, 2000, each nonemployee director will be automatically granted fully vested options to purchase 1,250 shares of common stock once each quarter provided that the director has been a member of the Board for at least one year. During 1997 and 1998, the Company granted a total of 120,000 options under the Director Option Plan, of which 100,000 options were outstanding at December 31, 1998.

       (d)    1996 RASCOM STOCK OPTION PLAN

              In connection with the merger of RAScom and Excel, the Company adopted RAScom's 1996 Stock Option Plan. Under the terms of the Company's 1996 Stock Option Plan (1996 Plan), incentive stock options were granted to employees of RAScom, Inc. During 1997 and 1998 and the three month ended March 31, 1999, the Company granted 45,159, 47,250 and 39,920 options, respectively, of which 90,203 options were outstanding as of December 31, 1998. The Company does not intend to issue additional grants under this Plan.

       (e)    STOCK OPTION ACTIVITY

              Stock option activity under all option plans for the three years in the period ended December 31, 1998 and for the three months ended March 31, 1999 is as follows:


                                                                            WEIGHTED
                                                          NUMBER OF         AVERAGE
                                                           SHARES        EXERCISE PRICE

            Outstanding, December 31, 1995                   7,890,840       $    0.084
               Granted                                       2,042,659            4.211
               Forfeited                                       (33,025)           0.508
                                                            ----------
            Outstanding, December 28, 1996                   9,900,474            0.934
               Granted                                       1,621,350            9.313
               Exercised                                       (10,098)           1.951
               Forfeited                                      (131,239)           3.987
                                                            ----------
            Outstanding, December 27, 1997                  11,380,487            2.093
               Granted                                       1,637,120           19.470
               Exercised                                    (1,420,372)           1.107
               Forfeited                                      (376,690)           8.270
                                                            ----------
            Outstanding, December 31, 1998                  11,220,545            4.544
               Granted                                          84,295           23.392
               Exercised                                      (437,400)           1.110
               Forfeited                                       (90,799)          10.386
                                                            ----------
            Outstanding, March 31, 1999 (unaudited)         10,776,641       $    4.786
                                                            ----------       ----------
                                                            ----------       ----------


The following table summarizes information about stock options outstanding at December 31, 1998:


                                                                       WEIGHTED
                                                                       AVERAGE                              WEIGHTED
                                                                      REMAINING                             AVERAGE
                                                         NUMBER      CONTRACTUAL           NUMBER           EXERCISE
                   RANGE OF EXERCISE PRICES           OUTSTANDING       LIFE             EXERCISABLE        PRICE

                 $  0.002  -  $0.002                   4,814,005          5.2              4,814,005    $   0.002
                    0.167  -   0.167                     562,770          5.9                471,570        0.167
                    0.333  -   0.333                   1,201,250          6.7                795,050        0.333
                    1.000  -   2.340                     333,085          7.5                124,279        2.326
                    4.500  -   6.000                   1,984,177          7.8                416,267        4.978
                    6.706  -  10.500                     387,798          8.4                 61,647        7.351
                   11.500  -  17.250                     314,760          8.8                 55,980       14.192
                   18.000  -  27.000                   1,598,000          9.7                 54,440       20.986
                   38.000  -  38.000                      24,700         10.0                      -            -
                                                      ----------                           ---------    ---------
                                                      11,220,545                           6,793,238    $   0.752
                                                      ----------                           ---------    ---------
                                                      ----------                           ---------    ---------

            Exercisable, December 27, 1997                                                 7,189,808    $   0.310
                                                                                           ---------    ---------
                                                                                           ---------    ---------
            Exercisable, December 28, 1996                                                 6,356,940    $   0.046
                                                                                           ---------    ---------
                                                                                           ---------    ---------


       (f)    FAIR VALUE OF STOCK OPTIONS

              Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK-BASED Compensation, requires the measurement of the fair value of stock options to be included in the statement of income or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and elect the disclosure-only alternative under SFAS No. 123.

              Had compensation cost for the Company's option plans been determined based on the fair value at the grant dates, as prescribed in SFAS No. 123, the Company's net income would have been as follows:


                                              1996        1997         1998
      Net income (in thousands)-
           As reported                     $   6,090   $   14,734  $   15,174
           Pro forma                           5,635       12,802      12,588

      Diluted earnings per share-
           As reported                     $     .18   $      .42  $      .38
           Pro forma                             .17          .36         .31


              The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during the applicable period:


                                             1996         1997          1998
      Dividend yield                          -             -            -

      Volatility                            56.6%         56.6%        70.5%


      Risk-free interest rate             5.9%-6.8%     5.0%-6.6%    4.5%-5.6%

      Expected option term                7.5 years     5.0 years    5.0 years

      Weighted average fair value per
        share of options granted            $ 5.53        $ 5.17       $12.41


       (g)    1998 EMPLOYEE STOCK PURCHASE PLAN

              The 1997 Employee Stock Purchase Plan provides for the sale of up to 400,000 shares of common stock to participating employees semiannually. The purchase price is equal to 85% of the fair market value at either the beginning or the end of the semiannual period, as defined. During 1998, 20,238 shares of common stock were issued under this plan.

(12)   SEGMENT AND ENTERPRISE-WIDE REPORTING

       The Company currently operates in one operating segment as a provider of programmable switches. This segment derives its revenues from the sale and support of a family of open, programmable, carrier-class switches that address the complex enhanced services and wireless and wireline infrastructure needs of network providers.

       The Company derives substantially all of its revenue from the sale and support of one group of similar products and services. Substantially all of the Company's assets are located within the United States. During fiscal years 1996, 1997 and 1998 and during the three months ended March 28, 1998 and March 31, 1999, the Company derived its revenues from the following geographic regions (in thousands):


                                                        FISCAL YEARS                 THREE MONTHS ENDED
                                           1996           1997           1998        1998           1999
                                                                                        (UNAUDITED)
        United States                   $     60,423   $   84,420  $   114,870   $   24,981  $    25,809
        Other                                  1,842        7,203       14,469        2,124       11,531

                                        $     62,265   $   91,623  $   129,339   $   27,105  $    37,340
                                        ------------   ----------  -----------   ----------  -----------
                                        ------------   ----------  -----------   ----------  -----------


       During fiscal years 1996, 1997 and 1998 and during the three months ended March 28, 1998 and March 31, 1999, the Company derived a portion of its revenues from sales to single customers that exceeded 10% of total revenues, as follows:


                                                       FISCAL YEARS                  THREE MONTHS ENDED
                                         1996              1997         1998        1998             1999
                                                                                         (UNAUDITED)
        Significant customer A              *               10%           19%        21%                *
        Significant customer B             37%              25%            *          *                 *


*Revenue derived from this customer was less than 10% of the Company's total revenue during the period.

(13)   COMMITMENTS

       (a)    LEASE OBLIGATION

              The Company leases certain equipment and office facilities under noncancelable operating leases, which expire at various dates through November 2001. Future minimum lease payments required under these leases at December 31, 1998 are approximately as follows (in thousands):


      FISCAL YEAR                               AMOUNT

         1999                              $    1,504
         2000                                     866
         2001                                     687
         2002                                     321
                                           ----------
                                           $    3,378
                                           ----------
                                           ----------


              Total rent expense under these agreements for fiscal years 1996, 1997 and 1998 was approximately $1.1 million, $1.4 million and $1.4 million, respectively.

              During 1998, the Company began construction of a $7.0 million building addition. As of December 31, 1998, the Company had incurred approximately $1.0 million of land acquisition and construction costs related to this building addition.

       (b)    PURCHASE COMMITMENTS

              In the normal course of business, the Company routinely enters into purchase commitments for the purchase of inventory. During the quarter ended March 31, 1999, the Company identified a purchase commitment in excess of the anticipated inventory usage and recorded a change of approximately $650,000 against cost of sales.

(14)   EMPLOYEE BENEFIT PLAN

       The Company has a qualified 401(k) retirement savings plan covering all employees. Under this plan, participants may elect to defer a portion of their compensation, subject to certain limitations. In addition, the Company, at the discretion of the Board of Directors, may make profit sharing contributions into the plan. For fiscal years 1996, 1997 and 1998, the Company made contributions of approximately $534,000, $898,000 and $1,180,000, respectively.

(15)   ACCRUED EXPENSES

       Accrued expenses consist of the following (in thousands):


                                                     DECEMBER 27,     DECEMBER 31,   MARCH 31,
                                                        1997             1998          1999
                                                                                    (UNAUDITED)
      Accrued sales returns and allowances         $     4,846      $   4,821    $    4,601
      Accrued payroll and benefits                       2,637          7,479         5,532
      Accrued post-sales support and warranty            1,938          2,925         2,598
      Accrued marketing                                  1,215            743         1,060
      Accrued purchase commitments                           -              -           650
      Accrued professional fees                            796          1,006           591
      Accrued other                                      1,326          3,161         2,369
                                                   -----------      ---------    ----------

                                                   $    12,758      $  20,135    $   17,401
                                                   -----------      ---------    ----------
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